                                                                      Exhibit 10

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" in the Post- Effective Amendment No. 8 to the Registration Statement (Form N-4 No. 333-38270) and the related Statement of Additional Information appearing therein and pertaining to Lincoln Life & Annuity Variable Annuity Account H, and to the use therein of our reports dated (a) March 31, 2004, with respect to the financial statements of Lincoln Life & Annuity Company of New York, and (b) March 1, 2004, with respect to the financial statements of Lincoln Life & Annuity Variable Annuity Account H.

                                                          /s/ Ernst & Young, LLP

Fort Wayne, Indiana
April 12, 2004